Patrick Industries to Host Investor Day on December 3, 2024 ELKHART, IN, November 25, 2024 – Patrick Industries, Inc. (NASDAQ: PATK) (“Patrick” or the “Company”), a leading component solutions provider for the Outdoor Enthusiast and Housing markets, will host an inaugural Investor Day on December 3, 2024 in New York, NY. During the event, members of Patrick’s senior management team will provide updates on the Company’s strategic initiatives, growth opportunities and long-term financial framework. The event will include formal presentations as well as Q&A sessions. A webcast and presentation materials will be available on the Company's website, www.patrickind.com, under “For Investors.” Webcast Information All are invited to listen to the live webcast beginning at 10:30 a.m. Eastern Time. A replay of the Investor Day will be accessible on the Patrick Industries investor relations website. For additional information, please contact irrequests@patrickind.com. About Patrick Industries, Inc. Patrick (NASDAQ: PATK) is a leading component solutions provider serving the RV, Marine, Powersports and Housing markets. Since 1959, Patrick has empowered manufacturers and outdoor enthusiasts to achieve next- level recreation experiences. Our customer-focused approach brings together design, manufacturing, distribution, and transportation in a full solutions model that defines us as a trusted partner. Patrick is home to more than 85 leading brands, all united by a commitment to quality, customer service, and innovation. Headquartered in Elkhart, IN, Patrick employs approximately 10,000 skilled team members throughout the United States. For more information on Patrick, our brands, and products, please visit www.patrickind.com. Forward-Looking Statements This press release contains certain statements related to future results, our intentions, beliefs and expectations or predictions for the future, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any projections of financial performance or statements concerning expectations as to future developments should not be construed in any manner as a guarantee that such results or developments will, in fact, occur. There can be no assurance that any forward-looking statement will be realized or that actual results will not be significantly different from that set forth in such forward-looking statement. Information about certain risks that could affect our business and cause actual results to differ from those expressed or implied in the forward-looking statements are contained in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and in the Company's Forms 10-Q for subsequent quarterly periods, which are filed with the Securities and Exchange Commission (“SEC”) and are available on the SEC’s website at www.sec.gov. Each forward-looking statement speaks only as of the date of this press release, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances occurring after the date on which it is made. Contact: Steve O’Hara Vice President of Investor Relations irrequests@patrickind.com 574.294.7511